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               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
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     NUMBER                                                          SHARES
     ------                                                          ------

                           --------------------------
                             T.C.B. ENTERPRISES INC.
                           --------------------------

                             TOTAL AUTHORIZED ISSUE
                         25,000 SHARES WITHOUT PAR VALUE

                                  COMMON STOCK



This  is  to  Certify that _____________________________________  is  the  owner of ______________________________ fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Date

                                      SEAL

     __________________                                __________________
     SECRETARY                                         PRESIDENT

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